News Release

Trustmark Corporation Announces 2009 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – January 26, 2010 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $13.9 million in the fourth quarter of 2009, which represented basic earnings per common share of $0.23.  Results during the quarter include a one-time, non-cash charge of $8.2 million, or $0.14 per common share, for the accelerated accretion of the discount associated with the full redemption of the Corporation’s $215 million of Preferred Stock from the U.S. Treasury Department.  For the year ended December 31, 2009, Trustmark’s net income available to common shareholders totaled $73.0 million, which represented basic earnings per common share of $1.26.  Trustmark’s performance during 2009 resulted in a return on tangible common equity of 10.80%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share.  The dividend is payable March 15, 2010, to shareholders of record on March 1, 2010.

Richard G. Hickson, Chairman and CEO, stated, “Our financial performance remained strong, particularly in light of the current economic environment, as earnings during the fourth quarter continued to reflect the core operating strengths of Trustmark.  Results for the quarter included solid net interest income with an expanded net interest margin, reduced operating expenses, and increased tangible common equity.  During the quarter, Trustmark completed an extremely successful follow-on offering of common stock and fully repurchased all preferred stock issued to the U.S. Treasury.   Trustmark’s capital strength and solid profitability provide strategic flexibility to take advantage of opportunities in the marketplace and build shareholder value.”

Capital Strength
•	Public common stock offering generated net proceeds of $109.3 million
•	Repurchased $215 million of Preferred Stock from U.S. Treasury and redeemed warrant
•	Tangible common equity to tangible assets increased to 8.67%
•	Total risk-based capital of 14.58% significantly exceeded “well-capitalized” standards

During the fourth quarter, Trustmark completed a follow-on offering of 6,216,216 shares of its common stock at a price of $18.50 per share, which increased tangible common equity by $109.3 million, net of expenses.  Trustmark also completed the full repurchase of its 215,000 shares of Preferred Stock from the U.S. Treasury at a purchase price of $215.0 million plus a final accrued dividend of $716.7 thousand.  In addition, Trustmark repurchased the related warrant issued to the U.S. Treasury for $10.0 million.

“We are pleased with the market’s reception of our common equity offering and the related repurchase of our preferred securities and the redemption of the warrant from the U.S. Treasury.  As a result of these transactions, Trustmark has optimized its capital structure and continues to be a leader in capital strength among its mid-cap peers,” said Hickson.

The fundamental strengths of Trustmark’s business, as reflected by pre-tax, pre-provision earnings of $52.9 million in the fourth quarter and $214.2 million in 2009, remain solid despite the challenging economic environment.  Based upon the existing capital base and the expectation of the level of profitability going forward, Trustmark believes at this time in the sustainability of its cash dividend to common shareholders.

Credit Quality
•	Nonperforming loan growth slowed
•	Allowance for loan losses represented 155% of nonperforming loans (excluding impaired loans)
•	Florida construction and land development exposure declined 48.5% in 24 months

During the fourth quarter, nonperforming loans increased $2.7 million relative to the prior quarter to total $141.2 million, or 2.16% of total loans, while foreclosed real estate increased $18.4 million.  The increase in foreclosed real estate was principally attributable to the Corporation’s Florida market.  At December 31, 2009, nonperforming assets totaled $231.3 million, representing 3.48% of total loans and other real estate.  Managing credit risks resulting from the current real estate market conditions continues to be a primary focus of the Corporation.

Trustmark’s provision for loan losses totaled $17.7 million during the fourth quarter compared to net charge-offs of $17.1 million.  Allocation of Trustmark’s $103.7 million allowance for loan losses represented 2.10% of commercial loans and 0.80% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.64% as of December 31, 2009.

Trustmark has made significant progress in the resolution of its construction and land development portfolio in Florida.  Over the last 24 months, this portfolio has been reduced by $187.3 million, or 48.5%, to $198.9 million.  At December 31, 2009, Florida non-impaired construction and land development loans totaled $163.0 million with an associated reserve for loan losses of $23.9 million, or 14.69%.

Asset Liability Management
•	Investment portfolio increased to $1.9 billion
•	Net interest income totaled $90.9 million
•	Net interest margin expanded to 4.33%

Loans held for investment totaled $6.3 billion at December 31, 2009, down $62.6 million relative to the prior quarter.  This reduction reflects Trustmark’s continued efforts to reduce exposure to construction and land development lending and its decision to discontinue indirect auto financing.  Current economic conditions have also resulted in reduced loan demand.  At December 31, 2009, Trustmark’s investment securities portfolio totaled $1.9 billion, up $146.2 million from the prior quarter, while total deposits increased $318.0 million to $7.2 billion.

Capital strength and strong liquidity continued to be reflected in lower deposit costs during the fourth quarter while disciplined loan pricing and required minimum loan rates continued to sustain loan yields.  As a result, net interest income totaled $90.9 million during the fourth quarter while the net interest margin expanded to 4.33%.

Noninterest Income
•	Noninterest income represented 31.3% of total revenue in the fourth quarter
•	Service charge income remained stable at $14.1 million
•	Mortgage banking income totaled $6.6 million

Noninterest income during the fourth quarter of 2009 totaled $40.3 million.  Service charges on deposit accounts remained stable at $14.1 million during the quarter while insurance revenue totaled $6.4 million, reflecting a seasonal decline on a sequential quarter basis.  Mortgage banking income during the quarter was $6.6 million, reflecting solid mortgage servicing income and secondary marketing gains.  Other general banking income totaled $6.0 million during the quarter, reflecting increased debit card revenue.  Despite challenging market conditions, wealth management revenue remained stable at $5.4 million when compared to the prior quarter.

Noninterest Expense
•	Noninterest expense declined $3.6 million, or 4.5%, during the fourth quarter
•	Salary and benefits expense remained well-controlled
•	Foreclosure expense reduced by $2.3 million

During the fourth quarter of 2009, noninterest expense totaled $75.6 million, a decrease of $3.6 million from the prior quarter.  Salary and benefit expense totaled $42.2 million during the fourth quarter, a reduction of $420 thousand relative to the prior quarter.  The Corporation reduced its full time equivalent workforce by 83, or 3.2%, during 2009, including 26 in the fourth quarter, through attrition.  Collectively, services and fees, net occupancy expense, and equipment expense were unchanged in the fourth quarter of 2009 relative to the prior quarter.  Other expense in the fourth quarter totaled $14.4 million, a decrease of $3.1 million from the prior quarter resulting from lower real estate foreclosure expense of $2.3 million.  Trustmark’s commitment to expense management is reflected in its efficiency ratio of 57.69% in the fourth quarter of 2009.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 27 at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (800) 860-2442, passcode 436565 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Thursday, February 4, 2010 in archived format at the same web address or by calling (877) 344-7529, passcode 436565.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,500 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that effect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business, natural disasters, acts of war or terrorism and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:
Investors:	Louis E. Greer	F. Joseph Rein, Jr.
	Treasurer and	Senior Vice President
	Principal Financial Officer	601-208-6898
601-208-2310

Media:	Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2009 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2009	9/30/2009	12/31/2008	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,369,022	$1,377,318	$1,226,843	$(8,296)	-0.6%	$142,179	11.6%
Securities AFS-nontaxable	98,456	89,259	40,708	9,197	10.3%	57,748	n/m
Securities HTM-taxable	202,235	191,934	169,958	10,301	5.4%	32,277	19.0%
Securities HTM-nontaxable	50,411	55,440	71,843	(5,029)	-9.1%	(21,432)	-29.8%
Total securities	1,720,124	1,713,951	1,509,352	6,173	0.4%	210,772	14.0%
Loans (including loans held for sale)	6,544,448	6,693,482	6,908,296	(149,034)	-2.2%	(363,848)	-5.3%
Fed funds sold and rev repos	10,609	12,821	22,871	(2,212)	-17.3%	(12,262)	-53.6%
Other earning assets	44,197	43,894	49,197	303	0.7%	(5,000)	-10.2%
Total earning assets	8,319,378	8,464,148	8,489,716	(144,770)	-1.7%	(170,338)	-2.0%
Allowance for loan losses	(105,223)	(102,545)	(91,802)	(2,678)	2.6%	(13,421)	14.6%
Cash and due from banks	199,586	205,361	223,774	(5,775)	-2.8%	(24,188)	-10.8%
Other assets	855,714	871,477	801,890	(15,763)	-1.8%	53,824	6.7%
Total assets	$9,269,455	$9,438,441	$9,423,578	$(168,986)	-1.8%	$(154,123)	-1.6%

Interest-bearing demand deposits	$1,134,995	$1,148,537	$1,149,071	$(13,542)	-1.2%	$(14,076)	-1.2%
Savings deposits	1,801,870	1,797,421	1,709,670	4,449	0.2%	92,200	5.4%
Time deposits less than $100,000	1,422,270	1,434,097	1,478,753	(11,827)	-0.8%	(56,483)	-3.8%
Time deposits of $100,000 or more	1,039,565	1,095,431	1,045,377	(55,866)	-5.1%	(5,812)	-0.6%
Total interest-bearing deposits	5,398,700	5,475,486	5,382,871	(76,786)	-1.4%	15,829	0.3%
Fed funds purchased and repos	579,616	644,012	809,822	(64,396)	-10.0%	(230,206)	-28.4%
Short-term borrowings	238,060	263,891	494,928	(25,831)	-9.8%	(256,868)	-51.9%
Long-term FHLB advances	75,000	75,000	-	-	0.0%	75,000	n/m
Subordinated notes	49,769	49,760	49,736	9	0.0%	33	0.1%
Junior subordinated debt securities	70,104	70,104	70,104	-	0.0%	-	0.0%
Total interest-bearing liabilities	6,411,249	6,578,253	6,807,461	(167,004)	-2.5%	(396,212)	-5.8%
Noninterest-bearing deposits	1,533,588	1,529,381	1,433,361	4,207	0.3%	100,227	7.0%
Other liabilities	118,906	113,820	126,704	5,086	4.5%	(7,798)	-6.2%
Total liabilities	8,063,743	8,221,454	8,367,526	(157,711)	-1.9%	(303,783)	-3.6%
Preferred equity	157,270	206,308	91,385	(49,038)	-23.8%	65,885	72.1%
Common equity	1,048,442	1,010,679	964,667	37,763	3.7%	83,775	8.7%
Total shareholders' equity	1,205,712	1,216,987	1,056,052	(11,275)	-0.9%	149,660	14.2%
Total liabilities and equity	$9,269,455	$9,438,441	$9,423,578	$(168,986)	-1.8%	$(154,123)	-1.6%

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2009	9/30/2009	12/31/2008	$ Change	% Change	$ Change	% Change
Cash and due from banks	$213,519	$191,449	$257,930	$22,070	11.5%	$(44,411)	-17.2%
Fed funds sold and rev repos	6,374	8,551	23,401	(2,177)	-25.5%	(17,027)	-72.8%
Securities available for sale	1,684,396	1,528,625	1,542,841	155,771	10.2%	141,555	9.2%
Securities held to maturity	232,984	242,603	259,629	(9,619)	-4.0%	(26,645)	-10.3%
Loans held for sale	226,225	237,152	238,265	(10,927)	-4.6%	(12,040)	-5.1%
Loans	6,319,797	6,382,440	6,722,403	(62,643)	-1.0%	(402,606)	-6.0%
Allowance for loan losses	(103,662)	(103,016)	(94,922)	(646)	0.6%	(8,740)	9.2%
Net Loans	6,216,135	6,279,424	6,627,481	(63,289)	-1.0%	(411,346)	-6.2%
Premises and equipment, net	151,161	151,828	156,811	(667)	-0.4%	(5,650)	-3.6%
Mortgage servicing rights	50,513	56,042	42,882	(5,529)	-9.9%	7,631	17.8%
Goodwill	291,104	291,104	291,104	-	0.0%	-	0.0%
Identifiable intangible assets	19,825	20,819	23,821	(994)	-4.8%	(3,996)	-16.8%
Other assets	433,782	360,901	326,744	72,881	20.2%	107,038	32.8%
Total assets	$9,526,018	$9,368,498	$9,790,909	$157,520	1.7%	$(264,891)	-2.7%

Deposits:
Noninterest-bearing	$1,685,187	$1,493,424	$1,496,166	$191,763	12.8%	$189,021	12.6%
Interest-bearing	5,503,278	5,377,011	5,327,704	126,267	2.3%	175,574	3.3%
Total deposits	7,188,465	6,870,435	6,823,870	318,030	4.6%	364,595	5.3%
Fed funds purchased and repos	653,032	645,057	811,129	7,975	1.2%	(158,097)	-19.5%
Short-term borrowings	253,957	315,105	730,958	(61,148)	-19.4%	(477,001)	-65.3%
Long-term FHLB advances	75,000	75,000	-	-	n/m	75,000	n/m
Subordinated notes	49,774	49,766	49,741	8	0.0%	33	0.1%
Junior subordinated debt securities	70,104	70,104	70,104	-	0.0%	-	0.0%
Other liabilities	125,626	121,670	126,641	3,956	3.3%	(1,015)	-0.8%
Total liabilities	8,415,958	8,147,137	8,612,443	268,821	3.3%	(196,485)	-2.3%
Preferred stock	-	206,461	205,126	(206,461)	-100.0%	(205,126)	-100.0%
Common stock	13,267	11,968	11,944	1,299	10.9%	1,323	11.1%
Capital surplus	244,864	145,352	139,471	99,512	68.5%	105,393	75.6%
Retained earnings	853,553	854,508	836,642	(955)	-0.1%	16,911	2.0%
Accum other comprehensive
(loss) income, net of tax	(1,624)	3,072	(14,717)	(4,696)	n/m	13,093	-89.0%
Total shareholders' equity	1,110,060	1,221,361	1,178,466	(111,301)	-9.1%	(68,406)	-5.8%
Total liabilities and equity	$9,526,018	$9,368,498	$9,790,909	$157,520	1.7%	$(264,891)	-2.7%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2009 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2009	9/30/2009	12/31/2008	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$87,640	$89,672	$101,694	$(2,032)	-2.3%	$(14,054)	-13.8%
Interest on securities-taxable	19,093	19,524	17,108	(431)	-2.2%	1,985	11.6%
Interest on securities-tax exempt-FTE	2,183	2,172	1,891	11	0.5%	292	15.4%
Interest on fed funds sold and rev repos	12	16	57	(4)	-25.0%	(45)	-78.9%
Other interest income	377	381	368	(4)	-1.0%	9	2.4%
Total interest income-FTE	109,305	111,765	121,118	(2,460)	-2.2%	(11,813)	-9.8%
Interest on deposits	16,513	18,403	26,818	(1,890)	-10.3%	(10,305)	-38.4%
Interest on fed funds pch and repos	215	282	1,178	(67)	-23.8%	(963)	-81.7%
Other interest expense	1,716	1,786	3,399	(70)	-3.9%	(1,683)	-49.5%
Total interest expense	18,444	20,471	31,395	(2,027)	-9.9%	(12,951)	-41.3%
Net interest income-FTE	90,861	91,294	89,723	(433)	-0.5%	1,138	1.3%
Provision for loan losses	17,709	15,770	16,684	1,939	12.3%	1,025	6.1%
Net interest income after provision-FTE	73,152	75,524	73,039	(2,372)	-3.1%	113	0.2%
Service charges on deposit accounts	14,118	14,157	14,044	(39)	-0.3%	74	0.5%
Insurance commissions	6,391	7,894	6,783	(1,503)	-19.0%	(392)	-5.8%
Wealth management	5,438	5,589	6,583	(151)	-2.7%	(1,145)	-17.4%
General banking - other	5,951	5,620	5,576	331	5.9%	375	6.7%
Mortgage banking, net	6,552	8,871	4,393	(2,319)	-26.1%	2,159	49.1%
Other, net	1,814	994	935	820	82.5%	879	94.0%
Nonint inc-excl sec gains, net	40,264	43,125	38,314	(2,861)	-6.6%	1,950	5.1%
Security gains, net	19	1,014	12	(995)	-98.1%	7	58.3%
Total noninterest income	40,283	44,139	38,326	(3,856)	-8.7%	1,957	5.1%
Salaries and employee benefits	42,209	42,629	41,923	(420)	-1.0%	286	0.7%
Services and fees	9,919	10,124	9,638	(205)	-2.0%	281	2.9%
Net occupancy-premises	5,063	4,862	4,704	201	4.1%	359	7.6%
Equipment expense	4,084	4,104	4,183	(20)	-0.5%	(99)	-2.4%
Other expense	14,372	17,515	11,097	(3,143)	-17.9%	3,275	29.5%
Total noninterest expense	75,647	79,234	71,545	(3,587)	-4.5%	4,102	5.7%
Income before income taxes and tax eq adj	37,788	40,429	39,820	(2,641)	-6.5%	(2,032)	-5.1%
Tax equivalent adjustment	2,569	2,417	2,326	152	6.3%	243	10.4%
Income before income taxes	35,219	38,012	37,494	(2,793)	-7.3%	(2,275)	-6.1%
Income taxes	10,742	12,502	12,162	(1,760)	-14.1%	(1,420)	-11.7%
Net income	24,477	25,510	25,332	(1,033)	-4.0%	(855)	-3.4%

Preferred stock dividends	2,061	2,688	1,165	(627)	-23.3%	896	76.9%
Accretion of preferred stock discount	8,539	452	188	8,087	n/m	8,351	n/m
Net income available to common shareholders	$13,877	$22,370	$23,979	$(8,493)	-38.0%	$(10,102)	-42.1%

Per common share data
Earnings per share - basic	$0.23	$0.39	$0.42	$(0.16)	-41.0%	$(0.19)	-45.2%

Earnings per share - diluted	$0.23	$0.39	$0.42	$(0.16)	-41.0%	$(0.19)	-45.2%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	59,131,451	57,431,128	57,324,710

Diluted	59,287,459	57,559,492	57,375,590

Period end common shares outstanding	63,673,839	57,440,047	57,324,737

OTHER FINANCIAL DATA
Return on common equity	5.25%	8.78%	9.89%
Return on average tangible common equity	7.80%	13.06%	15.10%
Return on equity	8.05%	8.32%	9.54%
Return on assets	1.05%	1.07%	1.07%
Interest margin - Yield - FTE	5.21%	5.24%	5.68%
Interest margin - Cost	0.88%	0.96%	1.47%
Net interest margin - FTE	4.33%	4.28%	4.20%
Efficiency ratio	57.69%	58.95%	55.86%
Full-time equivalent employees	2,524	2,550	2,607

COMMON STOCK PERFORMANCE
Market value-Close	$22.54	$19.05	$21.59
Common book value	$17.43	$17.67	$16.98
Tangible common book value	$12.55	$12.24	$11.49

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2009 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	12/31/2009	9/30/2009	12/31/2008	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$74,159	$72,063	$75,092	$2,096	2.9%	$(933)	-1.2%
Mississippi (1)	31,050	28,470	18,703	2,580	9.1%	12,347	66.0%
Tennessee (2)	12,749	11,481	3,638	1,268	11.0%	9,111	n/m
Texas	23,204	26,490	16,605	(3,286)	-12.4%	6,599	39.7%
Total nonaccrual loans	141,162	138,504	114,038	2,658	1.9%	27,124	23.8%
Other real estate
Florida	45,927	34,030	21,265	11,897	35.0%	24,662	n/m
Mississippi (1)	22,373	22,932	6,113	(559)	-2.4%	16,260	n/m
Tennessee (2)	10,105	9,809	8,862	296	3.0%	1,243	14.0%
Texas	11,690	4,918	2,326	6,772	n/m	9,364	n/m
Total other real estate	90,095	71,689	38,566	18,406	25.7%	51,529	n/m
Total nonperforming assets	$231,257	$210,193	$152,604	$21,064	10.0%	$78,653	51.5%

LOANS PAST DUE OVER 90 DAYS
Loans held for investment	$8,901	$6,854	$5,139	$2,047	29.9%	$3,762	73.2%

Loans HFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$46,661	$36,686	$18,095	$9,975	27.2%	$28,566	n/m

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES	12/31/2009	9/30/2009	12/31/2008	$ Change	% Change	$ Change	% Change
Beginning Balance	$103,016	$101,751	$90,888	$1,265	1.2%	$12,128	13.3%
Provision for loan losses	17,709	15,770	16,684	1,939	12.3%	1,025	6.1%
Charge-offs	(20,139)	(18,687)	(15,039)	(1,452)	7.8%	(5,100)	33.9%
Recoveries	3,076	4,182	2,389	(1,106)	-26.4%	687	28.8%
Net charge-offs	(17,063)	(14,505)	(12,650)	(2,558)	17.6%	(4,413)	34.9%
Ending Balance	$103,662	$103,016	$94,922	$646	0.6%	$8,740	9.2%

PROVISION FOR LOAN LOSSES
Florida	$11,371	$(3,295)	$6,491	$14,666	n/m	$4,880	75.2%
Mississippi (1)	6,310	12,009	5,756	(5,699)	-47.5%	554	9.6%
Tennessee (2)	2,097	159	1,461	1,938	n/m	636	43.5%
Texas	(2,069)	6,897	2,976	(8,966)	n/m	(5,045)	n/m
Total provision for loan losses	$17,709	$15,770	$16,684	$1,939	12.3%	$1,025	6.1%

NET CHARGE-OFFS
Florida	$8,174	$131	$7,160	$8,043	n/m	$1,014	14.2%
Mississippi (1)	5,448	9,629	4,387	(4,181)	-43.4%	1,061	24.2%
Tennessee (2)	1,169	872	816	297	34.1%	353	43.3%
Texas	2,272	3,873	287	(1,601)	-41.3%	1,985	n/m
Total net charge-offs	$17,063	$14,505	$12,650	$2,558	17.6%	$4,413	34.9%

CREDIT QUALITY RATIOS
Net charge offs/average loans	1.03%	0.86%	0.73%
Provision for loan losses/average loans	1.07%	0.93%	0.96%
Nonperforming loans/total loans (incl LHFS)	2.16%	2.09%	1.64%
Nonperforming assets/total loans (incl LHFS)	3.53%	3.18%	2.19%
Nonperforming assets/total loans (incl LHFS) +ORE	3.48%	3.14%	2.18%
ALL/total loans (excl LHFS)	1.64%	1.61%	1.41%
ALL-commercial/total commercial loans	2.10%	2.08%	1.79%
ALL-consumer/total consumer and home mortgage loans	0.80%	0.76%	0.72%
ALL/nonperforming loans	73.43%	74.38%	83.24%
ALL/nonperforming loans (excl impaired loans)	154.91%	117.93%	166.07%

CAPITAL RATIOS
Total equity/total assets	11.65%	13.04%	12.04%
Common equity/total assets	11.65%	10.83%	9.94%
Tangible equity/tangible assets	8.67%	10.04%	9.11%
Tangible common equity/tangible assets	8.67%	7.76%	6.95%
Tangible common equity/risk-weighted assets	11.55%	10.15%	9.03%
Tier 1 leverage ratio	9.74%	10.70%	10.42%
Tier 1 common risk-based capital ratio	11.63%	10.15%	9.27%
Tier 1 risk-based capital ratio	12.61%	14.11%	13.01%
Total risk-based capital ratio	14.58%	16.09%	14.95%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2009 ($ in thousands) (unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Securities AFS-taxable	$1,369,022	$1,377,318	$1,395,303	$1,505,328	$1,226,843	$1,411,275	$794,443
Securities AFS-nontaxable	98,456	89,259	70,165	43,429	40,708	75,516	38,188
Securities HTM-taxable	202,235	191,934	194,079	178,417	169,958	191,732	182,373
Securities HTM-nontaxable	50,411	55,440	61,166	67,308	71,843	58,526	76,304
Total securities	1,720,124	1,713,951	1,720,713	1,794,482	1,509,352	1,737,049	1,091,308
Loans (including loans held for sale)	6,544,448	6,693,482	6,880,909	6,981,921	6,908,296	6,773,768	7,022,747
Fed funds sold and rev repos	10,609	12,821	20,973	15,988	22,871	15,077	23,422
Other earning assets	44,197	43,894	47,084	40,485	49,197	43,925	41,251
Total earning assets	8,319,378	8,464,148	8,669,679	8,832,876	8,489,716	8,569,819	8,178,728
Allowance for loan losses	(105,223)	(102,545)	(106,491)	(97,986)	(91,802)	(103,080)	(86,124)
Cash and due from banks	199,586	205,361	214,633	239,508	223,774	214,637	245,748
Other assets	855,714	871,477	824,724	803,416	801,890	839,066	792,835
Total assets	$9,269,455	$9,438,441	$9,602,545	$9,777,814	$9,423,578	$9,520,442	$9,131,187

Interest-bearing demand deposits	$1,134,995	$1,148,537	$1,131,765	$1,118,347	$1,149,071	$1,133,498	$1,215,668
Savings deposits	1,801,870	1,797,421	1,869,794	1,815,672	1,709,670	1,821,086	1,776,397
Time deposits less than $100,000	1,422,270	1,434,097	1,493,172	1,485,680	1,478,753	1,458,563	1,539,299
Time deposits of $100,000 or more	1,039,565	1,095,431	1,096,170	1,074,873	1,045,377	1,076,465	1,059,173
Total interest-bearing deposits	5,398,700	5,475,486	5,590,901	5,494,572	5,382,871	5,489,612	5,590,537
Fed funds purchased and repos	579,616	644,012	589,542	674,175	809,822	621,638	626,767
Short-term borrowings	238,060	263,891	340,816	647,604	494,928	371,173	276,974
Long-term FHLB advances	75,000	75,000	75,000	58,333	-	70,890	-
Subordinated notes	49,769	49,760	49,752	49,744	49,736	49,756	49,724
Junior subordinated debt securities	70,104	70,104	70,104	70,104	70,104	70,104	70,104
Total interest-bearing liabilities	6,411,249	6,578,253	6,716,115	6,994,532	6,807,461	6,673,173	6,614,106
Noninterest-bearing deposits	1,533,588	1,529,381	1,554,642	1,470,822	1,433,361	1,522,300	1,412,312
Other liabilities	118,906	113,820	124,586	120,062	126,704	119,327	134,708
Total liabilities	8,063,743	8,221,454	8,395,343	8,585,416	8,367,526	8,314,800	8,161,126
Preferred equity	157,270	206,308	205,860	205,417	91,385	193,616	22,971
Common equity	1,048,442	1,010,679	1,001,342	986,981	964,667	1,012,026	947,090
Total shareholders' equity	1,205,712	1,216,987	1,207,202	1,192,398	1,056,052	1,205,642	970,061
Total liabilities and equity	$9,269,455	$9,438,441	$9,602,545	$9,777,814	$9,423,578	$9,520,442	$9,131,187

PERIOD END BALANCES	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Cash and due from banks	$213,519	$191,449	$220,706	$231,211	$257,930
Fed funds sold and rev repos	6,374	8,551	16,367	8,014	23,401
Securities available for sale	1,684,396	1,528,625	1,488,428	1,613,047	1,542,841
Securities held to maturity	232,984	242,603	254,380	256,677	259,629
Loans held for sale	226,225	237,152	280,975	301,691	238,265
Loans	6,319,797	6,382,440	6,570,582	6,640,597	6,722,403
Allowance for loan losses	(103,662)	(103,016)	(101,751)	(100,358)	(94,922)
Net Loans	6,216,135	6,279,424	6,468,831	6,540,239	6,627,481
Premises and equipment, net	151,161	151,828	156,541	157,068	156,811
Mortgage servicing rights	50,513	56,042	63,316	45,256	42,882
Goodwill	291,104	291,104	291,104	291,104	291,104
Identifiable intangible assets	19,825	20,819	21,820	22,820	23,821
Other assets	433,782	360,901	364,402	308,587	326,744
Total assets	$9,526,018	$9,368,498	$9,626,870	$9,775,714	$9,790,909

Deposits:
Noninterest-bearing	$1,685,187	$1,493,424	$1,558,934	$1,504,032	$1,496,166
Interest-bearing	5,503,278	5,377,011	5,588,955	5,652,908	5,327,704
Total deposits	7,188,465	6,870,435	7,147,889	7,156,940	6,823,870
Fed funds purchased and repos	653,032	645,057	627,616	607,083	811,129
Short-term borrowings	253,957	315,105	314,751	448,380	730,958
Long-term FHLB advances	75,000	75,000	75,000	75,000	-
Subordinated notes	49,774	49,766	49,758	49,750	49,741
Junior subordinated debt securities	70,104	70,104	70,104	70,104	70,104
Other liabilities	125,626	121,670	139,638	168,089	126,641
Total liabilities	8,415,958	8,147,137	8,424,756	8,575,346	8,612,443
Preferred stock	-	206,461	206,009	205,564	205,126
Common stock	13,267	11,968	11,964	11,955	11,944
Capital surplus	244,864	145,352	143,654	142,167	139,471
Retained earnings	853,553	854,508	845,882	845,779	836,642
Accum other comprehensive
(loss) income, net of tax	(1,624)	3,072	(5,395)	(5,097)	(14,717)
Total shareholders' equity	1,110,060	1,221,361	1,202,114	1,200,368	1,178,466
Total liabilities and equity	$9,526,018	$9,368,498	$9,626,870	$9,775,714	$9,790,909

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2009 ($ in thousands) (unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Interest and fees on loans-FTE	$87,640	$89,672	$91,652	$92,382	$101,694	$361,346	$436,064
Interest on securities-taxable	19,093	19,524	20,444	21,654	17,108	80,715	46,161
Interest on securities-tax exempt-FTE	2,183	2,172	2,040	1,834	1,891	8,229	7,866
Interest on fed funds sold and rev repos	12	16	19	19	57	66	502
Other interest income	377	381	343	313	368	1,414	1,822
Total interest income-FTE	109,305	111,765	114,498	116,202	121,118	451,770	492,415
Interest on deposits	16,513	18,403	21,430	22,540	26,818	78,886	139,922
Interest on fed funds pch and repos	215	282	272	364	1,178	1,133	10,393
Other interest expense	1,716	1,786	1,980	2,352	3,399	7,834	13,804
Total interest expense	18,444	20,471	23,682	25,256	31,395	87,853	164,119
Net interest income-FTE	90,861	91,294	90,816	90,946	89,723	363,917	328,296
Provision for loan losses	17,709	15,770	26,767	16,866	16,684	77,112	76,412
Net interest income after provision-FTE	73,152	75,524	64,049	74,080	73,039	286,805	251,884
Service charges on deposit accounts	14,118	14,157	13,244	12,568	14,044	54,087	53,717
Insurance commissions	6,391	7,894	7,372	7,422	6,783	29,079	32,440
Wealth management	5,438	5,589	5,497	5,555	6,583	22,079	27,600
General banking - other	5,951	5,620	6,063	5,407	5,576	23,041	23,230
Mortgage banking, net	6,552	8,871	2,543	10,907	4,393	28,873	26,480
Other, net	1,814	994	1,693	1,115	935	5,616	13,286
Nonint inc-excl sec gains, net	40,264	43,125	36,412	42,974	38,314	162,775	176,753
Security gains, net	19	1,014	4,404	30	12	5,467	505
Total noninterest income	40,283	44,139	40,816	43,004	38,326	168,242	177,258
Salaries and employee benefits	42,209	42,629	40,989	43,425	41,923	169,252	171,137
Services and fees	9,919	10,124	10,249	10,000	9,638	40,292	38,379
Net occupancy-premises	5,063	4,862	4,948	5,178	4,704	20,051	19,508
Equipment expense	4,084	4,104	4,108	4,166	4,183	16,462	16,632
Other expense	14,372	17,515	18,677	11,638	11,097	62,202	38,063
Total noninterest expense	75,647	79,234	78,971	74,407	71,545	308,259	283,719
Income before income taxes and tax eq adj	37,788	40,429	25,894	42,677	39,820	146,788	145,423
Tax equivalent adjustment	2,569	2,417	2,325	2,397	2,326	9,708	9,136
Income before income taxes	35,219	38,012	23,569	40,280	37,494	137,080	136,287
Income taxes	10,742	12,502	6,994	13,795	12,162	44,033	43,870
Net income	24,477	25,510	16,575	26,485	25,332	93,047	92,417

Preferred stock dividends	2,061	2,688	2,687	2,688	1,165	10,124	1,165
Accretion of preferred stock discount	8,539	452	445	438	188	9,874	188
Net income available to common shareholders	$13,877	$22,370	$13,443	$23,359	$23,979	$73,049	$91,064

Per common share data
Earnings per share - basic	$0.23	$0.39	$0.23	$0.41	$0.42	$1.26	$1.59

Earnings per share - diluted	$0.23	$0.39	$0.23	$0.41	$0.42	$1.26	$1.59

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average common shares outstanding
Basic	59,131,451	57,431,128	57,406,499	57,350,874	57,324,710	57,833,774	57,300,837

Diluted	59,287,459	57,559,492	57,546,928	57,398,375	57,375,590	57,936,433	57,336,909

Period end common shares outstanding	63,673,839	57,440,047	57,423,841	57,378,318	57,324,737	63,673,839	57,324,737

OTHER FINANCIAL DATA
Return on common equity	5.25%	8.78%	5.38%	9.60%	9.89%	7.22%	9.62%
Return on average tangible common equity	7.80%	13.06%	8.20%	14.46%	15.10%	10.80%	14.88%
Return on equity	8.05%	8.32%	5.51%	9.01%	9.54%	7.72%	9.53%
Return on assets	1.05%	1.07%	0.69%	1.10%	1.07%	0.98%	1.01%
Interest margin - Yield - FTE	5.21%	5.24%	5.30%	5.34%	5.68%	5.27%	6.02%
Interest margin - Cost	0.88%	0.96%	1.10%	1.16%	1.47%	1.03%	2.01%
Net interest margin - FTE	4.33%	4.28%	4.20%	4.18%	4.20%	4.25%	4.01%
Efficiency ratio	57.69%	58.95%	58.57%	55.56%	55.86%	57.70%	56.99%
Full-time equivalent employees	2,524	2,550	2,562	2,589	2,607

COMMON STOCK PERFORMANCE
Market value-Close	$22.54	$19.05	$19.32	$18.38	$21.59
Common book value	$17.43	$17.67	$17.35	$17.34	$16.98
Tangible common book value	$12.55	$12.24	$11.90	$11.87	$11.49

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2009 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Nonaccrual loans
Florida	$74,159	$72,063	$72,185	$83,789	$75,092
Mississippi (1)	31,050	28,470	32,040	21,829	18,703
Tennessee (2)	12,749	11,481	2,941	5,763	3,638
Texas	23,204	26,490	25,824	23,122	16,605
Total nonaccrual loans	141,162	138,504	132,990	134,503	114,038
Other real estate
Florida	45,927	34,030	26,387	19,830	21,265
Mississippi (1)	22,373	22,932	15,542	9,932	6,113
Tennessee (2)	10,105	9,809	10,234	9,051	8,862
Texas	11,690	4,918	3,033	3,322	2,326
Total other real estate	90,095	71,689	55,196	42,135	38,566
Total nonperforming assets	$231,257	$210,193	$188,186	$176,638	$152,604

LOANS PAST DUE OVER 90 DAYS
Loans held for investment	$8,901	$6,854	$6,873	$10,004	$5,139

Loans HFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$46,661	$36,686	$28,523	$21,128	$18,095

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Beginning Balance	$103,016	$101,751	$100,358	$94,922	$90,888	$94,922	$79,851
Provision for loan losses	17,709	15,770	26,767	16,866	16,684	77,112	76,412
Charge-offs	(20,139)	(18,687)	(27,870)	(14,015)	(15,039)	(80,711)	(71,767)
Recoveries	3,076	4,182	2,496	2,585	2,389	12,339	10,426
Net charge-offs	(17,063)	(14,505)	(25,374)	(11,430)	(12,650)	(68,372)	(61,341)
Ending Balance	$103,662	$103,016	$101,751	$100,358	$94,922	$103,662	$94,922

PROVISION FOR LOAN LOSSES
Florida	$11,371	$(3,295)	$28,915	$10,733	$6,491	$47,724	$43,360
Mississippi (1)	6,310	12,009	(1,044)	4,386	5,756	21,661	20,706
Tennessee (2)	2,097	159	(659)	1,621	1,461	3,218	4,707
Texas	(2,069)	6,897	(445)	126	2,976	4,509	7,639
Total provision for loan losses	$17,709	$15,770	$26,767	$16,866	$16,684	$77,112	$76,412

NET CHARGE-OFFS
Florida	$8,174	$131	$21,167	$6,933	$7,160	$36,405	$42,691
Mississippi (1)	5,448	9,629	3,267	3,455	4,387	21,799	14,690
Tennessee (2)	1,169	872	897	785	816	3,723	2,341
Texas	2,272	3,873	43	257	287	6,445	1,619
Total net charge-offs	$17,063	$14,505	$25,374	$11,430	$12,650	$68,372	$61,341

CREDIT QUALITY RATIOS
Net charge offs/average loans	1.03%	0.86%	1.48%	0.66%	0.73%	1.01%	0.87%
Provision for loan losses/average loans	1.07%	0.93%	1.56%	0.98%	0.96%	1.14%	1.09%
Nonperforming loans/total loans (incl LHFS)	2.16%	2.09%	1.94%	1.94%	1.64%
Nonperforming assets/total loans (incl LHFS)	3.53%	3.18%	2.75%	2.54%	2.19%
Nonperforming assets/total loans (incl LHFS) +ORE	3.48%	3.14%	2.72%	2.53%	2.18%
ALL/total loans (excl LHFS)	1.64%	1.61%	1.55%	1.51%	1.41%
ALL-commercial/total commercial loans	2.10%	2.08%	2.01%	1.95%	1.79%
ALL-consumer/total consumer and home mortgage loans	0.80%	0.76%	0.73%	0.73%	0.72%
ALL/nonperforming loans	73.43%	74.38%	76.51%	74.61%	83.24%
ALL/nonperforming loans (excl impaired loans)	154.91%	117.93%	123.15%	137.47%	166.07%

CAPITAL RATIOS
Total equity/total assets	11.65%	13.04%	12.49%	12.28%	12.04%
Common equity/total assets	11.65%	10.83%	10.35%	10.18%	9.94%
Tangible equity/tangible assets	8.67%	10.04%	9.55%	9.37%	9.11%
Tangible common equity/tangible assets	8.67%	7.76%	7.34%	7.20%	6.95%
Tangible common equity/risk-weighted assets	11.55%	10.15%	9.56%	9.43%	9.03%
Tier 1 leverage ratio	9.74%	10.70%	10.38%	10.17%	10.42%
Tier 1 common risk-based capital ratio	11.63%	10.15%	9.66%	9.55%	9.27%
Tier 1 risk-based capital ratio	12.61%	14.11%	13.50%	13.34%	13.01%
Total risk-based capital ratio	14.58%	16.09%	15.45%	15.28%	14.95%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2009 ($ in thousands) (unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$-	$-	$-	$759	$6,525
U.S. Government agency obligations
Issued by U.S. Government agencies	20	21	23	25	27
Issued by U.S. Government sponsored agencies	47,917	24,992	25,189	25,235	25,367
Obligations of states and political subdivisions	117,508	151,427	137,799	125,366	98,653
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,192	9,590	10,000	10,658	8,726
Issued by FNMA and FHLMC	49,279	7,229	7,193	79,007	19,186
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,382,556	1,258,779	1,209,677	1,287,745	1,364,988
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	68,735	70,359	92,395	76,183	11,499
Corporate debt securities	6,189	6,228	6,152	8,069	7,870
Total securities available for sale	$1,684,396	$1,528,625	$1,488,428	$1,613,047	$1,542,841

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$74,643	$78,522	$89,331	$95,799	$102,901
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	7,044	7,269	7,298	5,325	-
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	148,226	153,728	154,655	155,553	156,728
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	3,071	3,084	3,096	-	-
Total securities held to maturity	$232,984	$242,603	$254,380	$256,677	$259,629

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 89% of the portfolio in U.S. Government agency-backed obligations and other AAA rated securities.  None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime.  Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Federal Reserve Bank and Depository Trust and Clearing Corporation, Trustmark does not hold any equity investment in government sponsored entities.

Note 2 – Loan Composition
LOANS BY TYPE	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Loans secured by real estate:
Construction, land development and other land loans	$830,069	$872,367	$960,945	$1,000,020	$1,028,788
Secured by 1-4 family residential properties	1,650,743	1,637,322	1,663,575	1,601,600	1,524,061
Secured by nonfarm, nonresidential properties	1,467,307	1,472,147	1,472,212	1,425,937	1,422,658
Other real estate secured	197,421	209,957	186,770	184,204	186,915
Commercial and industrial loans	1,126,676	1,165,970	1,203,230	1,258,887	1,305,938
Consumer loans	606,315	661,075	727,399	804,958	895,046
Other loans	441,266	363,602	356,451	364,991	358,997
Loans	6,319,797	6,382,440	6,570,582	6,640,597	6,722,403
Allowance for loan losses	(103,662)	(103,016)	(101,751)	(100,358)	(94,922)
Net Loans	$6,216,135	$6,279,424	$6,468,831	$6,540,239	$6,627,481

The allowance for loan losses is maintained at a level believed adequate by Management, based on estimated probable losses within the existing loan portfolio.  Trustmark’s allowance for loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as on other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools and specific loss allocations, with adjustments considering environmental factors such as current economic events, industry and geographical conditions and portfolio performance indicators.  The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors, in compliance with the Interagency Policy Statement on the Allowance for Loan and Lease Losses published by the governmental regulating agencies for financial services companies.

During the quarter ended June 30, 2009, Trustmark refined its allowance for loan loss methodology for commercial loans classifying them into thirteen separate homogenous loan types, while taking into consideration the uniqueness of our markets.  In addition, Trustmark combined its quantitative historical loan loss factors and qualitative risk factors for each of its homogenous loan types.  These enhancements were implemented based upon current regulatory guidance from Trustmark’s primary regulator and as a result, approximately $8.0 million in qualitative reserves were reallocated to specific reserves.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2009 ($ in thousands) (unaudited)

	December 31, 2009
LOAN COMPOSITION BY REGION	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$830,069	$198,906	$302,918	$59,322	$268,923
Secured by 1-4 family residential properties	1,650,743	87,282	1,367,633	165,016	30,812
Secured by nonfarm, nonresidential properties	1,467,307	180,267	828,954	216,520	241,566
Other real estate secured	197,421	5,388	162,607	9,969	19,457
Commercial and industrial loans	1,126,676	19,869	832,166	60,351	214,290
Consumer loans	606,315	2,287	565,973	28,946	9,109
Other loans	441,266	29,655	365,162	22,576	23,873
Loans	$6,319,797	$523,654	$4,425,413	$562,700	$808,030

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$99,738	$61,725	$24,791	$4,551	$8,671
Development	187,384	27,227	68,443	9,185	82,529
Unimproved land	277,723	76,762	108,130	32,623	60,208
1-4 family construction	120,813	10,929	70,440	5,825	33,619
Other construction	144,411	22,263	31,114	7,138	83,896
Construction, land development and other land loans	$830,069	$198,906	$302,918	$59,322	$268,923

				Classified (3)
FLORIDA CREDIT QUALITY	Total Loans	Criticized Loans (1)	Special Mention (2)	Accruing	Nonimpaired Nonaccrual	Impaired Nonaccrual (4)
Construction, land development and other land loans:
Lots	$61,725	$24,735	$-	$11,335	$10,987	$2,413
Development	27,227	17,336	-	3,964	770	12,602
Unimproved land	76,762	50,515	19,945	12,064	1,210	17,296
1-4 family construction	10,929	4,608	1,489	-	419	2,700
Other construction	22,263	13,355	2,735	9,215	489	916
Construction, land development and other land loans	198,906	110,549	24,169	36,578	13,875	35,927
Commercial, commercial real estate and consumer	324,748	79,793	32,005	23,431	14,963	9,394

Total Florida loans	$523,654	$190,342	$56,174	$60,009	$28,838	$45,321

FLORIDA CREDIT QUALITY (continued)	Total Loans Less Impaired Loans	Loan Loss Reserves	Loan Loss Reserve % of NonImpaired Loans
Construction, land development and other land loans:
Lots	$59,312	$7,588	12.79%
Development	14,625	2,578	17.63%
Unimproved land	59,466	9,707	16.32%
1-4 family construction	8,229	449	5.46%
Other construction	21,347	3,622	16.97%
Construction, land development and other land loans	162,979	23,944	14.69%
Commercial, commercial real estate and consumer	315,354	8,439	2.68%

Total Florida loans	$478,333	$32,383	6.77%

(1)	Criticized loans equal all special mention and classified loans.
(2)	Special mention loans exhibit potential credit weaknesses that, if not resolved, may ultimately result in a more severe classification.
(3)	Classified loans include those loans identified by management as exhibiting well-defined credit weaknesses that may jeopardize repayment in full of the debt.
(4)
All nonaccrual loans over $1 million are individually assessed for impairment.  Impaired loans have been determined to be collateral dependent and assessed using a fair value approach.  Fair value estimates begin with appraised values, normally from recently received and reviewed appraisals.  Appraised values are adjusted down for costs associated with asset disposal.  When a loan is deemed to be impaired, the full difference between book value and the most likely estimate of the asset’s net realizable value is charged off.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2009 ($ in thousands) (unaudited)

Note 2 - Loan Composition (continued)

LOAN COMPOSITION -FLORIDA	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Loans secured by real estate:
Construction, land development and other land loans	$198,906	$211,974	$245,494	$276,315	$294,473
Secured by 1-4 family residential properties	87,282	92,088	88,007	93,911	91,559
Secured by nonfarm, nonresidential properties	180,267	182,548	180,559	180,649	179,123
Other real estate secured	5,388	12,891	12,900	12,747	12,632
Commercial and industrial loans	19,869	19,762	19,907	18,049	18,814
Consumer loans	2,287	2,276	2,238	2,531	3,206
Other loans	29,655	29,880	21,692	21,823	18,505
Loans	$523,654	$551,419	$570,797	$606,025	$618,312

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS - FLORIDA
Lots	$61,725	$63,645	$69,005	$74,002	$76,849
Development	27,227	28,376	33,533	41,769	35,927
Unimproved land	76,762	83,437	93,379	99,063	114,232
1-4 family construction	10,929	13,237	17,344	25,878	29,246
Other construction	22,263	23,279	32,233	35,603	38,219
Construction, land development and other land loans	$198,906	$211,974	$245,494	$276,315	$294,473

Note 3 – Stockholders’ Equity

Common Stock Offering
On December 7, 2009, Trustmark completed a public offering of 6,216,216 shares of its common stock, including 810,810 shares issued pursuant to the exercise of the underwriters’ over-allotment option, at a price of $18.50 per share. Trustmark received net proceeds of approximately $109.3 million after deducting underwriting discounts, commissions and estimated offering expenses.  Proceeds from this offering were used in the redemption of preferred stock discussed below.

Repurchase of Preferred Stock
On November 21, 2008, Trustmark issued 215,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (Preferred Stock) to the U.S. Treasury (Treasury) in a private placement transaction as part of the Troubled Assets Relief Program Capital Purchase Program (TARP CPP), a voluntary initiative for healthy U.S. financial institutions. As part of its participation in the TARP CPP, Trustmark also issued to the Treasury a ten-year warrant (the Warrant) to purchase up to 1,647,931 shares of Trustmark’s common stock, at an initial exercise price of $19.57 per share, subject to customary anti-dilution adjustments.

On December 9, 2009, Trustmark completed the repurchase of its 215,000 shares of Preferred Stock from the Treasury at a purchase price of $215.0 million plus a final accrued dividend of $716.7 thousand.  The repurchase of the Preferred Stock resulted in a one-time, non-cash charge of approximately $8.2 million in Trustmark’s fourth quarter financial statements for the unaccreted discount recorded at the date of issuance of the Preferred Stock.  In addition, on December 30, 2009, Trustmark repurchased in full from the Treasury, the Warrant to purchase 1,647,931 shares of Trustmark’s common stock, which was issued to the Treasury pursuant to the TARP CPP.  The purchase price paid by Trustmark to the Treasury for the Warrant was $10.0 million.

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Securities – Taxable	4.82%	4.94%	5.16%	5.22%	4.87%	5.04%	4.73%
Securities – Nontaxable	5.82%	5.96%	6.23%	6.72%	6.68%	6.14%	6.87%
Securities – Total	4.91%	5.02%	5.24%	5.31%	5.01%	5.12%	4.95%
Loans	5.31%	5.32%	5.34%	5.37%	5.86%	5.33%	6.21%
FF Sold & Rev Repo	0.45%	0.50%	0.36%	0.48%	0.99%	0.44%	2.14%
Other Earning Assets	3.38%	3.44%	2.92%	3.14%	2.98%	3.22%	4.42%
Total Earning Assets	5.21%	5.24%	5.30%	5.34%	5.68%	5.27%	6.02%

Interest-bearing Deposits	1.21%	1.33%	1.54%	1.66%	1.98%	1.44%	2.50%
FF Pch & Repo	0.15%	0.17%	0.19%	0.22%	0.58%	0.18%	1.66%
Borrowings	1.57%	1.54%	1.48%	1.16%	2.20%	1.39%	3.48%
Total Interest-bearing Liabilities	1.14%	1.23%	1.41%	1.46%	1.83%	1.32%	2.48%

Net interest margin	4.33%	4.28%	4.20%	4.18%	4.20%	4.25%	4.01%

During the fourth quarter of 2009, the net interest margin increased 5 basis points to 4.33%, from 4.28% for the third quarter of 2009. The increase is due to decreasing deposit costs, offset somewhat by a modest decline in earning asset yields.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2009 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

During 2009, Trustmark’s net interest margin expanded to 4.25%, up 24 basis points compared to 2008.  This increase is primarily a result of three factors including the impact of an increased level of fixed rate securities funded primarily through short-term and floating rate liabilities, moderating certificate of deposit costs and improved loan pricing trends.  These benefits have outweighed the continued downward repricing of fixed rate assets.

Note 5 – Other Noninterest Expense

Other noninterest expense consisted of the following ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
FDIC assessment expense	$2,865	$2,913	$7,253	$2,777	$1,502	$15,808	$3,471
ORE/Foreclosure expense	3,581	5,870	2,733	630	684	12,814	2,380
Other expense	7,926	8,732	8,691	8,231	8,911	33,580	32,212
Total other expense	$14,372	$17,515	$18,677	$11,638	$11,097	$62,202	$38,063

Note 6 – Mortgage Banking

Trustmark utilizes derivative instruments to offset changes in the fair value of mortgage servicing rights (MSR) attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in mortgage banking income, net and are offset by the changes in the fair value of MSR, as shown in the accompanying table.  The MSR fair value represents the effect of present value decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to market changes. The impact of this strategy resulted in a net positive ineffectiveness of $409 thousand and $314 thousand for the quarters ended December 31, 2009 and 2008, respectively.  For the years ended December 31, 2009 and 2008, the impact was a net negative ineffectiveness of $22 thousand and a net positive ineffectiveness of $11.1 million, respectively.  The accompanying table shows that the MSR value increased $2.7 million for the quarter ended December 31, 2009 due to an increase in mortgage rates.  Offsetting the MSR change is a $2.3 million decrease in the value of derivative instruments primarily due to growth in 10-year Treasury note yields.

The following table illustrates the components of mortgage banking income included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Mortgage servicing income, net	$3,763	$4,092	$4,029	$4,001	$4,188	$15,885	$15,741
Change in fair value-MSR from runoff	(1,219)	(1,608)	(3,097)	(2,643)	(2,101)	(8,567)	(8,986)
Gain on sales of loans	3,738	4,081	8,932	4,004	473	20,755	5,968
Other, net	(139)	179	(2,708)	3,490	1,519	822	2,609
Mortgage banking income before hedge ineffectiveness	6,143	6,744	7,156	8,852	4,079	28,895	15,332
Change in fair value-MSR from market changes	2,710	(9,344)	13,593	(352)	(36,846)	6,607	(34,838)
Change in fair value of derivatives	(2,301)	11,471	(18,206)	2,407	37,160	(6,629)	45,986
Net positive (negative) hedge ineffectiveness	409	2,127	(4,613)	2,055	314	(22)	11,148
Mortgage banking, net	$6,552	$8,871	$2,543	$10,907	$4,393	$28,873	$26,480

During the fourth quarter, Trustmark completed the sale of approximately $1.0 billion in mortgages serviced for others, which reduced Trustmark’s MSR by approximately $9.6 million.   The effect of this transaction did not have a material impact on Trustmark's results of operations.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2009 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Year Ended
			12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
TANGIBLE COMMON EQUITY
AVERAGE BALANCES
Total shareholders' equity			$1,205,712	$1,216,987	$1,207,202	$1,192,398	$1,056,052	$1,205,642	$970,061
Less:	Preferred stock		(157,270)	(206,308)	(205,860)	(205,417)	(91,385)	(193,616)	(22,971)
Total average common equity			1,048,442	1,010,679	1,001,342	986,981	964,667	1,012,026	947,090
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,123)	(291,104)	(291,153)
	Identifiable intangible assets		(20,426)	(21,430)	(22,424)	(23,440)	(24,466)	(21,920)	(26,069)
Total average tangible common equity			$736,912	$698,145	$687,814	$672,437	$649,078	$699,002	$629,868

PERIOD END BALANCES
Total shareholders' equity			$1,110,060	$1,221,361	$1,202,114	$1,200,368	$1,178,466
Less:	Preferred stock		-	(206,461)	(206,009)	(205,564)	(205,126)
Total common equity			1,110,060	1,014,900	996,105	994,804	973,340
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(19,825)	(20,819)	(21,820)	(22,820)	(23,821)
Total tangible common equity		(a)	$799,131	$702,977	$683,181	$680,880	$658,415

TANGIBLE ASSETS
Total assets			$9,526,018	$9,368,498	$9,626,870	$9,775,714	$9,790,909
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(19,825)	(20,819)	(21,820)	(22,820)	(23,821)
Total tangible assets		(b)	$9,215,089	$9,056,575	$9,313,946	$9,461,790	$9,475,984

Risk-weighted assets		(c)	$6,918,802	$6,923,907	$7,144,278	$7,216,846	$7,294,633

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income available to common shareholders			$13,877	$22,370	$13,443	$23,359	$23,979	$73,049	$91,064
Plus:	Intangible amortization net of tax		614	619	618	618	658	2,469	2,644
Net income adjusted for intangible amortization			$14,491	$22,989	$14,061	$23,977	$24,637	$75,518	$93,708

Period end common shares outstanding		(d)	63,673,839	57,440,047	57,423,841	57,378,318	57,324,737

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible common equity 1			7.80%	13.06%	8.20%	14.46%	15.10%	10.80%	14.88%
Tangible common equity/tangible assets		(a)/(b)	8.67%	7.76%	7.34%	7.20%	6.95%
Tangible common equity/risk-weighted assets		(a)/(c)	11.55%	10.15%	9.56%	9.43%	9.03%
Tangible common book value		(a)/(d)*1,000	$12.55	$12.24	$11.90	$11.87	$11.49

TIER 1 COMMON RISK-BASED CAPITAL
Total shareholders' equity			$1,110,060	$1,221,361	$1,202,114	$1,200,368	$1,178,466
Eliminate qualifying AOCI			1,624	(3,072)	5,395	5,097	14,717
Qualifying tier 1 capital			68,000	68,000	68,000	68,000	68,000
Disallowed goodwill			(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			8,805	8,453	8,100	7,748	7,395
Other disallowed intangibles			(19,825)	(20,819)	(21,820)	(22,820)	(23,821)
Disallowed servicing intangible			(5,051)	(5,604)	(6,331)	(4,526)	(4,288)
Total tier 1 capital			$872,509	$977,215	$964,354	$962,763	$949,365
Less:	Qualifying tier 1 capital		(68,000)	(68,000)	(68,000)	(68,000)	(68,000)
	Preferred stock		-	(206,461)	(206,009)	(205,564)	(205,126)
Total tier 1 common capital		(e)	$804,509	$702,754	$690,345	$689,199	$676,239

Tier 1 common risk-based capital ratio		(e)/(c)	11.63%	10.15%	9.66%	9.55%	9.27%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity